UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 11, 2014

Professional Diversity Network, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

801 W. Adams Street, Suite 600
Chicago, Illinois 60607
(312) 614-0950
(Address, including zip code, and telephone number,
including area code, of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On July 11, 2014, Professional Diversity Network, Inc. (the “Company”), NAPW Merger Sub Inc., a newly formed Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), NAPW, Inc., a New York corporation (“NAPW”), and Matthew B. Proman, the sole shareholder of NAPW (“Proman”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for, among other things, a business combination whereby NAPW will merge with and into Merger Sub, with Merger Sub as the surviving entity (the “Merger). As a result of the Merger, the separate corporate existence of NAPW will cease and Merger Sub will continue as the surviving corporation, a wholly-owned subsidiary of the Company, and be renamed “NAPW, Inc.”

At the effective time of the Merger, all shares of common stock of NAPW issued and outstanding immediately prior to the effective time of the Merger will be converted into and become the right to receive 6,309,845 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), of which 5,110,975 shares will be issued to Proman as NAPW's sole shareholder, and 1,198,870 shares will be issued to certain executive officers of NAPW (namely, 959,096 shares will be issued to Star Jones, NAPW’s President and National Spokeswoman, and 239,774 shares will be issued to Christopher Wesser, NAPW’s General Counsel) as set forth in the Merger Agreement.  Also, at the effective time of the Merger, the Company, as additional consideration, will pay to Proman, in cash, $3,450,000, and issue to Proman a promissory note in the original principal amount of $550,000.  In consideration for its services as financial advisor to the Company, at the effective time of the Merger, the Company will also issue to Aegis Capital Corp. a warrant to purchase 50,000 shares of the Company’s Common Stock with an exercise price of $4.00 per share (the “Aegis Warrant”).

The Merger Agreement contains customary representations and warranties of each of the Company and NAPW. The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosure schedules that the parties have exchanged in connection with the execution of the Merger Agreement, (ii) are subject to the materiality standards set forth in the Merger Agreement, which may differ from what may be viewed as material by investors, (iii) in certain cases, were made as of a specific date, and (iv) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the execution of the Merger Agreement.

Pursuant to the Merger Agreement, following the consummation of the Merger, Proman has agreed to indemnify the Company, its directors, officers, employees, agents, subsidiaries, and affiliates for any losses related to breaches of representations or warranties of NAPW contained in the Merger Agreement and any failure by NAPW to perform or comply with any covenant or agreement applicable to it contained in the Merger Agreement. As security for such indemnification obligations, the parties to the Merger Agreement have agreed that, at the closing of the Merger, 1,261,969 shares (the “Escrowed Shares”) of the 6,309,845 shares of Common Stock to be issued as consideration for the Merger will be withheld by the Company. In the event of an indemnifiable loss incurred by the Company, the Company may be entitled to deduct from the Escrowed Shares a number of shares of Common Stock equal to the quotient of the amount of such indemnifiable losses suffered by the Company divided by a number based on the average price paid per share of the Company's Common Stock on the open market.  Except with respect to breaches of certain fundamental representations and warranties or fraud, the indemnification liability of Proman is limited to the Escrowed Shares or $5,300,000.  The Company has also agreed to indemnify NAPW and its directors, officers, stockholders, employee, agents, subsidiaries, and affiliates for any losses related to breaches of representations or warranties of the Company contained in the Merger Agreement and any failure by the Company to perform or comply with any covenant or agreement applicable to it contained in the Merger Agreement.  Except with respect to breaches of certain fundamental representations and warranties or fraud, the indemnification liability of the Company is limited to $5,300,000.

The Merger Agreement contains customary covenants, including each of the Company and NAPW agreeing to conduct its business in the ordinary course of business and to use commercially reasonable efforts to preserve its business organization, keep available the services of its current officers and employees, and preserve its significant business relationships during the interim period between the execution of the Merger Agreement and consummation of the Merger and not to take specified actions during such period.  The Company and NAPW have also each agreed to cease all activities, discussions, or negotiations with respect to any alternative transactions. The Merger Agreement contains certain termination rights for both the Company and NAPW, including, without limitation, by the Company if Aegis Capital Corp., the Company’s financial advisor, does not deliver to the Company’s board of directors an opinion that the consideration for the Merger to be paid by the Company pursuant to the Merger Agreement is fair from a financial point of view to the stockholders of the Company.

The Merger is subject to various customary closing conditions, including, but not limited to, (i) the absence of any law, judgment, injunction, order, or decree that prohibits the consummation of the Merger, (ii) an information statement by the Company disclosing certain aspects of the Merger being filed with the Securities and Exchange Commission (the “SEC”) and made available to the Company’s stockholders, (iii) the amendment of the certificate of incorporation of the Company to permit the board of directors to increase the number of directors on the board of directors from five to nine members and to remove a provision that required the approval of a majority of the total voting power of the outstanding Common Stock of the Company to adopt new By-laws or to alter, amend, or repeal the By-laws, (iv) the entrance by the Company into a registration rights agreement with respect to the Common Stock being issued as consideration in the Merger, (v) the Company having an aggregate balance of cash and short term investments of not less than $10,000,000, (vi) the accuracy of the representations and warranties of each party, and (vii) the performance, in all material respects, of all obligations to be performed or complied with by each party.

The parties intend to consummate the transaction as soon as practicable and currently anticipate that the closing will occur in the third quarter of 2014.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Voting Agreement

In connection with the parties’ entry into the Merger Agreement, certain stockholders of the Company holding, in the aggregate, approximately 58.6% of the outstanding Common Stock of the Company (the “Approving Stockholders”) entered into a voting agreement with NAPW (the “Voting Agreement”) pursuant to which the Approving Stockholders agreed to vote the Common Stock held by them in favor of the Merger and to certain restrictions on the disposition of such Common Stock, subject to the terms and conditions contained therein. Pursuant to the terms of the Voting Agreement, the Voting Agreement will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

Item 3.02.  Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this current report on Form 8-K, which disclosure is incorporated herein by reference.

The issuance of the shares of the Company’s Common Stock in connection with the Merger as described above will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act (“Regulation D”). Prior to the issuance of the shares of the Common Stock, each of Proman, Ms. Jones, and Mr. Wesser will make certain representations to the Company as required by Regulation D. The Company has not and will not engage in general solicitation or advertising with regard to the issuance of the shares of its Common Stock pursuant to the Merger Agreement and has not and will not offer securities to the public in connection with the issuance of the shares of the Common Stock pursuant to the Merger Agreement. The shares of the Company’s Common Stock in connection with the Merger will not be and have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Pursuant to the Merger Agreement, the Company has agreed to enter into a registration rights agreement at the effective time of the Merger pursuant to which it will agree to prepare and use its reasonable best efforts to file with the SEC, not later than nine months after the consummation of the Merger, a registration statement with respect to the resale of such shares of Common Stock.

Item 5.07  Submission of Matters to a Vote of Security Holders.

In accordance with the requirements of the Nasdaq Stock Market Listing Rules and the Delaware General Corporation Law, the Company is required to seek stockholder approval of (i) the issuance of the shares of the Company’s Common Stock in connection with the Merger, as described above, (ii) certain amendments to each of the Company’s amended and restated certificate of incorporation and By-laws, and (iii) the issuance of the Aegis Warrant. On July 11, 2014, the holders of 3,697,292 shares of Common Stock of the Company, constituting a majority of the voting control of the Company, approved by written consent the Merger, the Merger Agreement, including the issuance of the shares of Common Stock as consideration for the Merger, the amendments to each of the amended and restated certificate of incorporation and By-laws, and the issuance of the Aegis Warrant.

In connection with the written consent, the Company will file an Information Statement on Schedule 14C (the “Information Statement”) with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and will provide a copy of the Information Statement to all stockholders who did not execute the written consent. The written consent will not take effect until the date that is 20 days after the date the Information Statement is first given to all stockholders of the Company who did not execute the written consent.

Item 8.01.  Other Events.

On July 14, 2014, the Company and NAPW issued a joint press release relating to the Merger Agreement.  A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast,” and other similar words. These forward-looking statements are based on the current objectives, beliefs, and expectations of the Company, and they are subject to significant risks and uncertainties that may cause actual results and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results to differ from such statements: the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement; the risk that a closing condition to the proposed Merger may not be satisfied; synergies and other benefits from the proposed merger may not be realized within the expected time frames; costs or difficulties related to integration matters might be greater than expected; unanticipated changes and competition in the online recruitment market; and other economic, business, competitive, and regulatory factors affecting the businesses of the Company and NAPW generally, including those set forth in the filings of the Company with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its annual reports on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K, and other SEC filings. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Professional Diversity Network, Inc., NAPW Merger Sub, Inc., NAPW, Inc., and Matthew B. Proman, dated as of July 11, 2014
99.1	Press release of Professional Diversity Network, Inc., dated July 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL DIVERSITY NETWORK, INC.

Date: July 11, 2014	By:	/s/ David Mecklenburger
David Mecklenburger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Professional Diversity Network, Inc., NAPW Merger Sub, Inc., NAPW, Inc., and Matthew B. Proman, dated as of July 11, 2014
99.1	Press release of Professional Diversity Network, Inc., dated July 14, 2014.